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                                                                    EXHIBIT 10.9

                              ASSUMPTION AGREEMENT

         This Assumption Agreement is made as of February 9, 1998 by and between Key Plastics, Inc., a Michigan corporation, and Key Plastics Technology, L.L.C., a Michigan limited liability company and majority-owned subsidiary of Key ("Key Technology").

                                   WITNESSETH:

         WHEREAS, Key and Key Technology have concurrently herewith executed a Contribution and Assignment Agreement (the "Contribution Agreement") under which Key undertook to contribute, grant, assign, transfer, convey and deliver unto Key Technology all of its assets, properties, goodwill, business as a going concern, rights, privileges, claims, patents and licenses owned, leased or used by Key, except as otherwise expressly provided therein; and

         WHEREAS, Key Technology desires to perform, pay or discharge all of Key's liabilities, other than the Excluded Liabilities (as defined herein);

         NOW, THEREFORE, Key Technology hereby agrees as follows:

         1. Subject to the limitations contained herein, Key Technology hereby undertakes, assumes and agrees to perform, pay or discharge, to the extent not heretofore performed, paid or discharged, Key's obligations and duties, whether known or unknown, fixed or contingent, including, without limitation, the following:

                  (a) Liabilities and obligations of Key under contracts, leases and other obligations in effect on the date hereof.

                  (b) Liabilities and obligations of Key arising in the normal course of business existing on the date hereof.

                  (c) Liabilities of Key under litigation in existence on the date hereof.

                  (d) Claims asserted against Key on or prior to the date hereof but not in litigation.

                  (e) Claims asserted against Key after the date hereof and arising out of events occurring on or prior thereto (including, but not limited to products manufactured or sold, or services rendered, by Key on or prior to the date hereof).

                  (f) Claims arising out of any default by Key prior to the date hereof.

                  (g) All liabilities for sales, use and similar taxes, if any, arising out of the contribution of assets pursuant to the Contribution Agreement.




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         2. Anything in the preceding paragraph 1 to the contrary
notwithstanding, it is expressly understood that Key Technology is not assuming, or agreeing to perform, pay or discharge the following liabilities, which are referred to herein as the "Excluded Liabilities":

                  (a) Any liabilities or obligations of Key with respect to any transaction or event occurring after the date hereof.

                  (b) Any liabilities for any claims or losses to the extent covered by insurance carriers by Key or for Key's benefit.

                  (c) Any liabilities or obligations of Key relating to any Employee Plans in existence on the date hereof, including, without limitation any liabilities arising out of the nonqualification, if any, of any Employee Plans prior to the date hereof. "Employee Plans" shall mean all plans, contracts, programs and arrangements with respect to employees engaged in the Business, including, but not limited to, employment agreements, union contracts and supplemental agreements, pensions, profit sharing arrangements, bonuses, deferred compensation, retirement, stock option, restricted stock, phantom stock, disability, death benefit, severance, medical and hospitalization, insurance, vacation, dependent care, salary continuation, and other employee benefit plans, programs or arrangements, now or at any time maintained by Key or under which Key has or had any obligation in respect of any employee of Key.

         3. Nothing contained herein shall require Key Technology to pay, perform or discharge any liabilities or obligations expressly assumed hereunder so long as Key Technology shall in good faith contest or cause to be contested the amount or validity thereof, and Key shall, to the best of its ability but at Key Technology's expense, assist Key Technology in so contesting such claims.

         4. Other than as specifically set forth above, Key Technology assumes no liabilities or obligations of Key of any kind, character or description by this Assumption Agreement.

         5. This Assumption Agreement is made solely for the benefit of Key and its permitted successors and assigns, and not for the benefit of any third party or parties.

         6. This Assumption Agreement shall be governed by and construed in accordance with the laws of the State of Michigan.



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IN WITNESS WHEREOF, the parties have caused this Assumption Agreement to be executed on the day and year first written above.

                                 KEY PLASTICS TECHNOLOGY, L.L.C.
                                   a Michigan limited liability company

                                 By:  Key Plastics, Inc.
                                 Title:  Member



                                 By:  /s/ Mark J. Abbo
                                     --------------------
                                   Name:  Mark J. Abbo
                                   Title:    Treasurer and Assistant Secretary

                                 KEY PLASTICS, INC.,
                                   a Michigan corporation



                                 By:  /s/ Mark J. Abbo
                                     --------------------
                                   Name:  Mark J. Abbo
                                   Title:    Treasurer and Assistant Secretary











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